Exhibit 5.1

General Finance Corporation

39 East Union Street

Pasadena, California 91103

June 10, 2014

Re:      General Finance Corporation - Registration Statement on Form S-3 MEF Filed Pursuant to Rule 462(b)

Ladies and Gentlemen:

We have acted as counsel to General Finance Corporation, a Delaware corporation (the “Company”), in connection with the filing of the Registration Statement on Form S-3 MEF, which will become effective upon its filing with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) (the “Registration Statement”), to be filed with the Commission by the Company on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), including the prospectus (the “Prospectus”) included in the Registration Statement on Form S-3 (File No. 333-195374) (the “Prior Registration Statement”) filed by the Company with the Commission on April 18, 2014. The Registration Statement relates to the additional registration, pursuant to Rule 462(b) of the rules and regulations promulgated under the Securities Act, of up to $12 million additional aggregate amount of the Company’s debt securities, which may either be senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Securities”). The Senior Debt Securities are to be issued pursuant to an indenture (the “Senior Indenture”), proposed to be entered into between the Company and Wells Fargo Bank, National Association, as trustee (the “Senior Trustee”), the form of which is filed as an exhibit to the Prior Registration Statement. The Subordinated Debt Securities are to be issued pursuant to an indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), proposed to be entered into between the Company and a trustee to be named later (the “Subordinated Trustee”), the form of which is filed as an exhibit to the Prior Registration Statement. The Prior Registration Statement provides that the Securities may be offered, in one or more series, from time to time in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each a “Prospectus Supplement”). This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

(i)	the Registration Statement and the Prior Registration Statement;

(ii)	the form of Senior Indenture, including the form of the Senior Debt Securities;

(iii)	the form of Subordinated Indenture, including the form of the Subordinated Debt Securities;

(iv)	the certificate of incorporation of the Company, certified as of June 2, 2014, by the Secretary of State of the State of Delaware, and the bylaws of the Company as presently in effect, as certified by the Secretary of the Company, as of the date hereof;

June 10, 2014

(v)	the certificate of the Secretary of State of the State of Delaware as to the formation and good standing of the Company under the laws of the State of Delaware certified as of June 2, 2014;

(vi)	resolutions and/or written consents duly adopted by the board of directors of the Company, certified by the Secretary of the Company, relating to registration of the Securities and related matters.

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In such examination and in rendering the opinions expressed below, we have assumed: (i) the due authorization, execution and delivery of all agreements, instruments and other documents by all the parties thereto; (ii) the genuineness of all signatures on all documents submitted to us; (iii) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (iv) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents were authentic and complete; (v) the legal capacity and competency of all individuals executing documents; (vi) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; (viii) that each of the officers and members of the board of directors of the Company has properly exercised his or her fiduciary duties; (ix) that New York law will be chosen to govern the Securities and the Indentures and that such choice is legally enforceable, and that the Securities and the Indentures will contain all provisions required under the laws of the State of Delaware in respect of contracts for the sale of securities issued by a Delaware corporation; (x) that there are no agreements or understandings between or among the parties to the Debt Securities or the Indentures that would expand, modify or otherwise affect the terms of such agreements or instruments or the respective rights or obligations of the parties thereunder; and (xi) that the Securities and the Indentures will conform to the descriptions thereof set forth in the Prospectus. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that, with respect to any series of Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Securities”), when (i) a Prospectus Supplement or term sheet with respect to the Offered Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the board of directors of the Company, including any appropriate committee thereof appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Securities and related matters; (iv) the Indentures and any supplemental indenture to be entered into in connection with the issuance of the Offered Securities have been duly authorized, executed and delivered by each party thereto; (v) the terms of the Offered Securities and of their issuance and sale have been duly established in conformity with the Indentures and any applicable supplemental indentures so as not to violate any applicable law, the certificate of incorporation of the Company as then in effect or the by-laws of the Company as then in effect, or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental

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body having jurisdiction over the Company; and (vi) the Offered Securities have been issued in a form that complies with the Indentures and have been duly executed and authenticated in accordance with the provisions of the Indentures and any applicable supplemental indenture to be entered into in connection with the issuance of the Offered Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement or term sheet relating thereto, the Offered Securities, when issued and sold in accordance with the Indentures and any applicable supplemental indenture to be entered into in connection with the issuance of the Offered Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

Our opinion set forth above is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity), including, without limitation, standards of materiality, good faith and reasonableness in the interpretation and enforcement of contracts, and the application of such principles to limit the availability of equitable remedies such as specific performance.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this opinion letter, (i) the internal laws of the State of New York, (ii) the Delaware General Corporation Law, which shall include the applicable provisions of the Delaware Constitution and reported judicial decisions, interpreting such laws and (iii) the federal laws of the United States.

This opinion letter has been prepared for your use in connection with the Registration Statement and may not be relied upon for any other purpose. This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this opinion letter.

We hereby consent to being named as counsel to the Company in the Registration Statement and to the inclusion of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent charges in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

PAUL HASTINGS LLP